UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2006

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 1, 2006, Novacea issued a press release announcing that it had provided written notice to Pierre Fabre Medicament (“Pierre Fabre”) of its election, as of October 31, 2006, to terminate each of (i) the Patent and Know-How License Agreement, dated as of July 19, 2005, by and among Novacea and Pierre Fabre (the “License Agreement”), pursuant to Section 17.4(b) of the License Agreement, (ii) the Supply Agreement, dated as of July 19, 2005, by and among Novacea and Pierre Fabre (the “Supply Agreement”), pursuant to Section 6.2.3 of the Supply Agreement, and (iii) the Trademark License Agreement, dated as of July 19, 2005, by and among Novacea and Pierre Fabre (the “Trademark Agreement”), pursuant to Section 9.2.3 of the Trademark Agreement. The License Agreement, Supply Agreement and Trademark Agreement are collectively referred to herein as the “PF Agreements.”

Pursuant to the applicable provisions of the PF Agreements, the termination of each of the PF Agreements will be automatically effective sixty days following delivery of the written notice, on December 30, 2006. Novacea does not anticipate incurring any early termination penalties as a result of the termination of the PF Agreements. However, pursuant to the terms of the PF Agreements, Novacea is required to, among other things, promptly return certain intellectual property and other information relating to vinorelbine oral to Pierre Fabre and to transfer all investigational new drug applications and certain related materials to Pierre Fabre. Novacea currently anticipates that costs associated with the termination of its development of vinorelbine oral will not exceed $250,000 in the aggregate.

Pursuant to the PF Agreements, in July 2005, Novacea acquired from Pierre Fabre an exclusive royalty-bearing license under certain patents and know-how to vinorelbine formulated in a soft gelatin capsule, or vinorelbine oral, for all human therapeutic, prophylactic and diagnostic uses in the United States and Canada in the field of cancer. Novacea also acquired Pierre Fabre’s rights to a third party’s formulation and certain manufacturing patents in the United States and Canada. Under the License Agreement, Novacea granted Pierre Fabre an exclusive, fully paid-up and royalty free license to improvements to vinorelbine oral outside of the United States and Canada, including a license to improvements made by Novacea to vinorelbine oral. Under the Supply Agreement, Novacea was obligated to purchase from Pierre Fabre its total requirements of placebo and vinorelbine oral to be used in clinical trials and marketed as commercial products in the United States and Canada. Under the Trademark Agreement, Novacea was obligated to market vinorelbine oral under a Pierre Fabre trademark and make certain royalty payments based on the net sales of vinorelbine oral.

Under the terms of the PF Agreements, Novacea made an upfront license payment and certain milestone payments to Pierre Fabre. Novacea was obligated to make certain additional milestone payments to Pierre Fabre, which were contingent upon the occurrence of certain clinical development and regulatory events related to vinorelbine oral. Novacea was also obligated to make additional payments to Pierre Fabre in the event that annual sales of vinorelbine oral exceeded certain revenue benchmarks. Novacea was further obligated to make certain royalty payments to Pierre Fabre based on net sales of vinorelbine oral. Novacea also agreed to pay Pierre Fabre a certain percentage of any sub-license revenues it might have received. In addition, under the License Agreement, Pierre Fabre agreed to share a portion of certain costs related to Novacea’s first Phase 3 clinical trial of vinorelbine oral by providing Novacea with a credit against certain milestone, royalty and other payments Novacea owed Pierre Fabre in the event that any such clinical trial satisfied certain minimum patient obligations.

Novacea’s initial discussions with the U.S. Food and Drug Administration (the “FDA”) regarding the development plan for vinorelbine oral centered on conducting a single-arm, open-label, monotherapy trial in approximately 100 patients with fourth-line metastatic breast cancer for initial registration. After additional consultation with the FDA to formalize the registration trial, the FDA recommended that Novacea conduct a randomized, controlled trial for vinorelbine oral, which would increase the size and complexity of the registration process significantly. Consequently, Novacea has made the strategic decision to focus on the advancement and expansion of the development of its product candidates Asentar™ and AQ4N and return the U.S. and Canadian rights to vinorelbine oral to Pierre Fabre.

The foregoing description is qualified in its entirety by reference to Novacea’s press release dated November 1, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* * * * *

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2006	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 1, 2006